Exhibit 99-2
NOTICE OF GUARANTEED DELIVERY
NATIONAL WINE & SPIRITS, INC.
Offer to Exchange its
Series B 10 1/8% Senior Notes due 2009
for any and all of its outstanding
Series A 10 1/8% Senior Notes due 2009

Pursuant to the Prospectus dated ____________, 1999

         This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (a) certificates for the Company's Series A 10 1/8% Senior Notes due 2009 (the "Outstanding Notes") are not immediately available, (ii) Outstanding Notes, the Letter of Transmittal and all other required documents cannot be delivered to Norwest Bank Minnesota, N.A. (the "Exchange Agent") on or prior to the Expiration Date or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer-Procedures for Tendering Outstanding Notes" in the Prospectus. In addition, in order to utilize the guaranteed delivery procedure to tender Outstanding Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal relating to the Outstanding Notes (or facsimile thereof) must also be received by the Exchange Agent on or prior to the Expiration Date. Capitalized terms not defined herein have the meanings assigned to them in the Prospectus.

The Exchange Agent For The Exchange Offer Is:
Norwest Bank Minnesota, N.A.

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
   By Registered or Certified Mail:        Facsimile Transmissions
                                           (Eligible Institutions Only)

   Norwest Bank Minnesota, N.A.
   Corporate Trust                         (612) 667-9825
   Northwest Center
   6th & Marquette
   Minneapolis, Minnesota 55479
   Attention: Corporate Trust Services
                                           To Confirm by Telephone
   By Hand or Overnight Delivery:          or for Information Call:

   Norwest Bank Minnesota, N.A.
   Corporate Trust                         Curtis D. Schwegman
   Northwest Center                        (612) 667-9764
   6th & Marquette
   Minneapolis, Minnesota 55479
   Attention: Corporate Trust Services
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DELIVERY OF THIS NOTICE OF  GUARANTEED  DELIVERY TO AN ADDRESS OTHER THAN AS SET
FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

     The undersigned hereby tenders to National Wine & Spirits, Inc., an Indiana corporation (the "Company"), upon the terms and subject to the conditions set forth in the Prospectus dated ____________, 1999 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of Outstanding Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer-Procedures for Tendering Outstanding Notes."

Aggregate Principal Amount       Name(s) of Registered Holder(s):  _____________


Amount Tendered: $ ______________________*  ____________________________________

Certificate No(s) (if available): ______________________________________________



 $
(Total Principal Amount Represented by Outstanding Notes Certificate(s))
If Outstanding Notes will be tendered by book-entry transfer, provide the following information:

DTC Account Number:  __________________________________________________________


Date:


* Must be in integral multiples of $1,000.

     All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.


PLEASE SIGN HERE

X

X

Signature(s) of Owner(s) or Authorized Signatory        Date

Area Code and Telephone Number:

     Must be signed by the holder(s) of the Outstanding Notes as their name(s) appear(s) on certificates for Outstanding Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery.
If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below and, unless waived by the Company, provide proper evidence satisfactory to the Company of such person's authority to so act.

Please print name(s) and address(es)

Name(s):





Capacity:

Address(es):







GUARANTEE OF DELIVERY

(Not to be used for signature guarantee)

     The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor instruction," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, government securities broker or government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Outstanding Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Outstanding Notes to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

     The undersigned acknowledges that it must deliver the Letter(s) of Transmittal (or facsimile thereof) and the Outstanding Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

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
     Name of Firm                                         Authorized Signature


     Address                                              Title


     Zip Code                                             (Please Type or Print)


     Area Code and Telephone Number:                      Date:

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NOTE:  DO  NOT  SEND   CERTIFICATES  FOR  OUTSTANDING   NOTES  WITH  THIS  FORM.
CERTIFICATES FOR ORIGINAL NOTES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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
(b) Financial Statement
    Schedules
    II. Valuation and
        Qualifying                                                    Additions
        Accounts                                             ----------------------------
                                             Balance at      Charged to     Charged to                     Balance at
                                             Beginning       Costs and      Other                          End
Description                                  of Period       Expenses       Accounts        Deductions     of Period
----------------------------------------- ----------------- -------------- -------------- -------------  ---------------


Year ended March 31, 1998
Deducted from assets account:
  Allowance for doubtful accounts          $    926,000     $   601,000          $   -        $ 627,000(1) $   900,000
  LIFO reserve                                6,430,000         570,000              -                -      7,000,000

                                          ----------------- -------------- -------------- ---------------- ---------------
                                Total      $  7,356,000     $ 1,171,000          $   -        $ 627,000    $ 7,900,000
                                          ================= ============== ============== ================ ===============


Year ended March 31, 1997
Deducted from assets account:
   Allowance for doubtful accounts         $    800,000     $   571,000          $   -        $ 445,000(1) $   926,000
   LIFO reserve                               4,975,000       1,455,000              -                -      6,430,000

                                          ----------------- -------------- -------------- ---------------- ---------------
                                Total      $  5,775,000     $ 2,026,000          $   -        $ 445,000    $ 7,356,000
                                          ================= ============== ============== ================ ===============


Year ended March 31, 1996
Deducted from assets account:
   Allowance for doubtful accounts         $    750,000     $   507,000          $   -        $ 457,000(1) $   800,000
   LIFO reserve                               4,430,000         545,000              -                -      4,975,000

                                          ----------------- -------------- -------------- ---------------- ---------------
                                Total      $  5,180,000     $ 1,052,000          $   -        $ 457,000    $ 5,775,000
                                          ================= ============== ============== ================ ===============

(1)  Uncollectible accounts written off, net of recoveries.

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